UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2004

TRIMERIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23155	56-1808663
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

3518 Westgate Drive, Suite 300, Durham, North Carolina		27707
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (919) 419-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Trimeris, Inc. is changing the record keeper for the Trimeris 401(k) Plan. On October 9, 2003, Trimeris, Inc. sent a notice to its directors and executive officers pursuant to Securities and Exchange Commission Regulation BTR with respect to the transition and blackout periods related to the Trimeris 401(k) Plan, which notice Trimeris filed with the Securities and Exchange Commission (the “Commission”) on Form 8-K. That notice stated that the blackout was expected to end at the close of business December 15, 2003. On December 19, 2003, Trimeris, Inc. sent a second notice stating that the blackout was expected to end at the close of business on January 6, 2004 since the new record keeper informed Trimeris that it needed additional time to process the changeover of accounts, particularly in light of the proximity to year end and the complexity of the information received from the former record keeper. The record keeper has still not completed the change over due to the above indicated reasons and Trimeris now expects that the blackout will end at the close of business on January 16, 2004. Trimeris is in the process of providing participants, directors and executive officers with updated information regarding the extended end of the blackout.

Other than the delayed ending date, there are no other material changes to the notice previously filed with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

By:	/s/ Dani P. Bolognesi

Dani P. Bolognesi Chief Executive Officer and Chief Scientific Officer

Dated January 7, 2004